VESSEL PURCHASE AGREEMENT

     THIS VESSEL PURCHASE AGREEMENT, dated as of May 27, 1998, is by and between OPI VESSELS, INC. a Delaware corporation (the "Seller"), and HORIZON VESSELS, INC., a Delaware corporation (the "Buyer").

     WHEREAS, the Seller is the owner of the bury barge known as the "BB316", official no. 537871 together with everything belonging to the vessel including without limitation the items listed on Schedule 1 attached hereto (collectively the "Vessel");

     WHEREAS, the Seller desires to sell the Vessel to the Buyer and the Buyer desires to purchase the Vessel from the Seller.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Buyer and Seller hereto represent and agree as follows:

                             SECTION 1

                  SALE AND PURCHASE OF THE VESSEL

     1.1 SALE OF THE VESSEL. The Seller shall sell to the Buyer and the Buyer shall purchase from the Seller the Vessel. The Seller is not required to replace spare parts, but any replaced item shall be the property of the Buyer.

     1.2 PURCHASE PRICE. In consideration of its purchase of the Vessel, at the Closing (defined in subsection 1.4 hereof), the Buyer shall, subject to the terms of this Agreement, pay to the Seller the sum of Ten Million ($10,000,000.00) U. S. Dollars in the manner provided in Subsection 2.1(a) (the "Purchase Price"). On or before May 27, 1998, Buyer shall deposit with Seller a nonrefundable deposit of One Million ($1,000,000.00) U. S. Dollars (the "Deposit").

     1.3 "AS IS, WHERE IS" SALE. The Vessel shall be sold on an "AS IS, WHERE IS" basis dockside Seller's Bayou Black yard near Gibson, Louisiana, and the Buyer shall accept delivery of the Vessel in such condition. Except as set forth in Subsection 3.2, no representations or warranties, either expressed or implied, are made with respect to the title, maintenance, repair, condition, design, operation, seaworthiness, value, marketability, merchantability, usefulness or suitability for any purpose, of the Vessel including without limitation, (i) any implied or expressed warranty of merchantability, (ii) any implied or expressed warranty for fitness for a particular purpose and (iii) any claim by the Buyer for damages because of or related to any defects, whether known or unknown, with respect to the Vessel. The Buyer and the Seller intend that the Vessel shall be conveyed and transferred to the Buyer in its present condition and state of repair "as is" and "where is", with all faults. In accordance with the foregoing, the Buyer waives each and every claim for recovery against the Seller for any and all loss or damage to the Vessel arising from or relating to, in whole or in part the maintenance, repair, condition or design of the Vessel.

     1.4 CLOSING. The consummation of the sale and purchase of the Vessel (the "Closing") shall take place on such date as shall be designated by Buyer upon five (5) business days prior written notice but in no event later than May 29, 1998. At the Closing, the Buyer shall deliver the Purchase Price to the Seller, the Seller shall deliver the Vessel to the Buyer, (with any items included in this sale but not onboard the vessel to be loaded onboard at Seller's risk and expense prior to delivery) with free access to and from its current location and the Buyer and the Seller each shall provide the other documents, certificates and instruments required to be delivered pursuant to Section 2.

                             SECTION 2

                       CONDITIONS PRECEDENT

     The respective obligations of the Seller to sell the Vessel to the Buyer and to otherwise proceed with the Closing, and the Buyer to pay the Purchase Price for the Vessel and to otherwise proceed with the Closing, are subject to the satisfaction of the following conditions precedent.

     2.1 DELIVERIES BY THE BUYER. At the Closing, the following actions shall have been taken and the Seller shall have received the following items, in form, substance and date satisfactory to Seller.

          a. At the Closing, the Buyer shall, in satisfaction of the Purchase Price pay $10,000,000.00 via wire transfer of immediately available funds. Buyer may apply the Deposit toward payment of the Purchase Price at Closing or request the return of the Deposit;

               Wire transfer information is as follows:

                         CITIBANK, N.A.
                         399 PARK AVENUE
                         NEW YORK, NY
                         J. RAY MCDERMOTT HOLDINGS, INC.
                         ABA NO.:      021000089

               ACCOUNT NAME:  J. RAY MCDERMOTT HOLDINGS, INC.
               ACCOUNT NUMBER: 40667432

          b. Buyer shall execute and deliver a Certificate of Delivery and Acceptance in the form attached hereto as Exhibit "A" and accept delivery of the Vessel;





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          c.   Buyer shall  execute and deliver an Officer's Certificate in the form attached hereto as Exhibit "C"; and

          d. All other such documents, certificates and instruments reasonably requested by Seller in writing at least five (5) business days before closing concerning the accuracy and validity of or compliance with all representations warranties and covenants by Buyer.

          e.   Proof of insurance.

     2.2 DELIVERIES BY SELLER. At the Closing, the following actions shall have been taken and the Buyer shall have received the following items, in form, substance and date satisfactory to Buyer.

          a. Seller shall execute and deliver to the Buyer a bill of sale for the Vessel in the form of Exhibit "B" (the "Bill of Sale") conveying title to the Vessel to Buyer;

          b. Seller shall execute and deliver a Certificate of Delivery and Acceptance in the form attached hereto as Exhibit "A";

          c. Seller shall deliver originals or copies, if originals do not exist, of all available vessel documents in Seller's possession such as classification certificates, plans, as built drawings, manufacturers drawings and diagrams, manufacturers maintenance schedules and spare parts schedules which are retained on board the Vessel. Seller shall also promptly forward to Buyer any technical documentation in Sellers' possession. The Seller may keep the log books, but Buyer shall have a right to make copies of them.

          d. The United States Coast Guard Certificate of Documentation or a statement that the same has been lost or destroyed.

          e. All other such documents, certificates, and instruments reasonably requested by Buyer in writing at least five (5) business days before closing concerning the accuracy and validity of or compliance with all representations and warranties by Seller.

     2.3 NO LOSS OF VESSEL. At the time of the Closing, the Vessel shall not have suffered an actual or constructive or compromise total loss, nor shall the Vessel have sustained partial loss or damage exceeding repair costs of $50,000.00 in the aggregate; provided, however, that in the event of partial loss to the Vessel prior to Closing equal to or greater than this amount, Buyer shall have the option to either refuse to proceed to Closing and terminate the Agreement as provided in Section 7 or to proceed to Closing with the Vessel in such damaged condition and to reduce the Purchase Price by the cost of repairing such damage in excess of $50,000.00.

     2.4 REPRESENTATIONS AND WARRANTIES. All representations and warranties made by Buyer and Seller shall be true and correct in all material respects on and as of the time of the Closing with the same effect as though made on and as of such date.

                             SECTION 3

             REPRESENTATIONS AND WARRANTIES OF SELLER

     The Seller represents and warrants to Buyer:

     3.1 ORGANIZATION EXISTENCE AND CORPORATE POWER. The Seller has all requisite power to execute, deliver and perform this Agreement, the Bill of Sale and the other documents, certificates and instruments contemplated hereby.

     3.2 Title No Encumbrances. The Seller has good, valid and marketable title to the Vessel, and, at the time of delivery to the Buyer, the Vessel shall be free and clear of all debts, claims, liens, and encumbrances of any kind whatsoever save those arising out of or attributable in any manner, directly or indirectly, to Buyer's ownership of the Vessel or which result from actions taken for or on behalf of Buyer.

     3.3 BUSINESS OF SELLER. The Seller has not been and is not currently engaged in the business of selling tangible personal property similar to the Vessel and the Seller has not and does not hold itself out to be engaged in such business.

                             SECTION 4

                         ACCESS TO VESSEL

     Until Closing, Seller shall afford the Buyer's employees and representatives access to the Vessel and all documents and records relating thereto, for purposes of inspection (the "Inspection"). Buyer may place one of its employees or representatives on the Vessel with the purpose of insuring its security. The Seller shall not be obligated to facilitate the placement of this individual by altering the location or scheduled movement of the Vessel.

                             SECTION 5

            REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer represents and warrants to the Seller:

     5.1 ORGANIZATION EXISTENCE AND CORPORATE POWER. The Buyer (a) is a corporation duly organized, validly existing and in good standing under the laws of Delaware, (b) has all requisite power and authority to own and conduct its business as it has been and is being conducted, and (c) has all requisite power to execute, deliver and perform this Agreement and the documents, certificates and instruments contemplated hereby.

     5.2 AUTHORIZATION AND EXECUTION. The execution delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized and approved by all requisite organizational action of the Buyer. This Agreement constitutes the legal, valid, and binding obligation of the Buyer enforceable against it in accordance with its terms.

     5.3 CONFLICT. Neither the execution, delivery or performance by the Buyer of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate the Buyer's organizational documents or any judgment, decree, order or award of any court or other governmental agency or any law, rule or regulation applicable to the Buyer or its property or assets; or (b) conflict with, result in a breach of, or constitute a default under, any contractual obligation of the Buyer.

     5.4 CITIZENSHIP. The Buyer is a "citizen of the United States" as such term is defined in Section 2 of the Shipping Act of 1916, as amended, qualified to engage in the trade in which the Vessel is employed.

                             SECTION 6

                          INDEMNIFICATION

     6.1 INDEMNIFICATION OF BUYER BY SELLER. Seller shall defend, indemnify and hold harmless Buyer and each of Buyer's related, affiliated, and subsidiary companies and its and their officers, directors, employees, successors and assigns, (hereinafter collectively "Buyer Parties"), against each and every demand, claim, action, loss (which shall include any diminution in value), liability, judgment, damage, cost and expense (including, without limitation, interest, penalties, cost of preparation and investigation, and reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) collectively, "Losses", attributable to, related to, or arising out of, or alleged to be attributable to, related to or arising out of (a) any inaccuracy in any representation or warranty of Seller in this Agreement or any document, certificate or other instrument delivered or to be delivered pursuant hereto in any respect, (b) any breach or nonfulfillment of any covenant, agreement or other obligation of Seller under this Agreement or (c) the existence of any claim, lien, general average or encumbrance of any kind arising from the ownership, use or possession by Seller of the Vessel accruing prior to the date of delivery of the Vessel.

     6.2 INDEMNIFICATION OF SELLER BY BUYER. Buyer shall defend, indemnify and hold harmless Seller; Seller's related affiliated and subsidiary company and their joint ventures and its and their officers, directors, employees, agents, servants, successors and assigns (hereinafter collectively "Seller Parties") against all Losses, as defined in Section 6.1, attributable to, related to or arising out of, or alleged to be attributable to related to or arising out of (a) any inaccuracy in any representation or warranty of Buyer in this Agreement or any document, certificate or other instrument delivered or to be delivered pursuant hereto in any respect, (b) any breach or nonfulfillment of any covenant, agreement or other obligation of Buyer under this Agreement (c) the existence of any claim, lein, general average or encumbrance of any kind arising from the ownership, use or possession by Buyer of the Vessel accruing after the date of delivery of the Vessel or (d) any injury, including death, suffered by any of the Buyer's employees or representatives related to or arising out of any inspection or review of the Vessel or Buyer's securing of same pursuant to Section 4 hereof, whether caused by such person's sole negligence or the Seller Parties sold or concurrent negligence, other legal fault or the unseaworthiness of the Vessel.

     6.3  INDEMNIFICATION FOR THIRD PARTIES.
     With respect to claims by Third Parties:

          a. Seller shall fully protect, defend, indemnify and hold harmless Buyer from and against any and all Losses arising out of any incident, accident, event, omission or occurrence prior to the delivery of the Vessel which are brought by or in favor of any third party which arises directly or indirectly from the ownership, possession, control, maintenance, management, design, construction, loading, unloading, operation or navigation of the Vessel or either party's performance hereunder, without any regard whatsoever to the cause, negligence (including sole negligence) or other acts or omissions or other legal fault of Buyer or any unseaworthiness of the Vessel(whether or not the unseaworthy condition is alleged or determined to have come into existence after the time of the signing of this Agreement.

          b. Buyer shall fully protect, defend, indemnify and hold harmless Seller Parties from and against any and all Losses arising out of any incident, accident, event, omission or occurrence at the time of delivery or thereafter which are brought by or in favor of any third party which arises directly or indirectly from the ownership, possession, control, maintenance, management, design, construction, loading, unloading, operation or navigation of the Vessel, without any regard whatsoever to the cause, negligence (including sole negligence) or other acts or omissions or other legal fault of Seller Parties or any unseaworthiness of the Vessel (whether or not the unseaworthy condition is alleged or determined to have existed prior to the time of the signing of this Agreement).

     6.4 SURVIVAL OF INDEMNIFICATION. The indemnification obligations of the Seller and Buyer under this Section 6 shall survive the termination of this Agreement.

                             SECTION 7

                      TERMINATION AND DEFAULT

     7.1  TERMINATION BY  AGREEMENT.   This  Agreement may be terminated by
the written mutual consent of Seller and Buyer on terms as agreed between them.

     7.2 BUYER'S DEFAULT. In the event of: (i) any material breach by Buyer of any representation, warranty or covenant contained in this Agreement prior to Closing which is not cured three (3) business days after receipt of written demand; or (ii) Buyer's failure or refusal to satisfy any condition precedent hereunder or purchase the Vessel at Closing, Seller shall, at its exclusive option, have the right to either:

          a.   Terminate   this   Agreement   and  retain  the  Deposit  as
               liquidated damages; or

          b. Sue for specific performance and attorney's fees and costs in obtaining said specific performance.

     7.3 SELLER'S DEFAULT. In the event of: (i) any material breach by Seller of any representation, warranty or covenant contained in this Agreement prior to Closing, which is not cured three (3) business days after receipt of written demand; or (ii) Seller's failure or refusal to satisfy any condition precedent hereunder or sell the Vessel at Closing, Buyer shall, at its exclusive option, have the right to either:

          a. Terminate this Agreement and have the Deposit returned to it with a like amount as liquidated damages; or

          b. Sue for specific performance and attorneys' fees and costs in obtaining said specific performance.





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                             SECTION 8

                 ASBESTOS AND HAZARDOUS MATERIALS

     Buyer hereby acknowledges that it is fully aware of and that Seller has fully advised Buyer of the fact that the Vessel may contain asbestos and other hazardous materials. Buyer assumes liability therefor and agrees to comply with all applicable laws regarding the handling and disposal of such materials and further fully indemnifies Seller Parties (as defined in Section 6) against any Losses (as defined in Section 6) which may result therefrom.

                             SECTION 9

                  WAIVER OF CONSEQUENTIAL DAMAGES

     Both parties waive all claims against each other for consequential or indirect damages, including without limitation, those which may result from Buyer's use or possession (or loss of use or possession) of said Vessel whether based on, related to, or arising directly or indirectly from Seller's negligence, breach of warranty, strict liability or otherwise. Consequential damages shall include, but not be limited to, loss of revenue, profit or use of capital, production delays and losses resulting from failure to meet other contractual commitments or deadlines. Consequential damages does not include the obligation of Buyer hereunder to pay the full price for the Vessel or any other sums due under this Contract.

                            SECTION 10

                           MISCELLANEOUS

     10.1 EXPENSES. The Buyer and the Seller shall each pay its own expenses, including legal, accounting, advisory or brokerage fees, incurred in connection with the transactions contemplated hereby regardless of whether such transactions are consummated.

     10.2 TAXES. The Buyer shall pay any taxes (other than any income taxes or similar taxes based on the revenue of the Seller), fees and expenses connected with the purchase and redocumentation of the Vessel.

          This is a casual or "isolated or occasional" sale. Seller shall be liable for payment of all ad valorem taxes payable with respect to the Vessel prior to Delivery of such Vessel, and Buyer shall be liable for payment of all ad valorem taxes payable with respect to the Vessel after Delivery of such Vessel . Seller shall also be liable for any tax of Seller resulting from its recognition of income from the sale of the Vessel. All other taxes (including sales and/or use taxes, if any), import duties, value added tax, registration fees, stamp duties and similar expenses that may be imposed by any state or subdivision, or governmental agency or authority (including, but not limited to any governmental authority in the State of Louisiana) in connection with the sale of the Vessel hereunder shall be for the account of and paid by the Buyer. Buyer shall not withhold or retain from the Price any amounts with respect to any tax or other governmental charge whatsoever. Where Buyer makes a payment of any tax relating to this Contract, Buyer shall promptly supply Seller with official governmental receipts for such tax payments without any right of reimbursement from Seller.

     10.3 AMENDMENT AND WAIVERS. No modification, waiver or amendment of this Agreement shall be effective unless such modification or amendment shall be in writing and executed by the parties hereto.

     10.4 NOTICES. Except as may otherwise be expressly provided herein, any notice herein required or permitted to be given shall be in writing or by telex or facsimile transmission with subsequent written confirmation, and may be personally served or sent by United States mail and shall be deemed to have been given upon receipt by the party notified. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Subsection 8.3) shall be as set forth opposite each party's name on the signature page hereof.

     10.5 SURVIVAL  OF  WARRANTIES   AND   AGREEMENTS.    All   agreements,
representations, and warranties made herein shall survive the execution and delivery of this Agreement and the closing.

     10.6 SEVERABILITY. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     10.7 FURTHER ASSURANCES. At any time or from time to time upon the request of the Seller or Buyer, the other party will execute and deliver such further documents and do such other acts and things as the Seller or Buyer, as applicable, may reasonably request in order to effect fully the purposes of this Agreement.

     10.8. HEADINGS. Section and Subsection headings in this Agreement are included herein for the convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.




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     10.9 GOVERNING LAW AND FORUM.  THIS AGREEMENT  SHALL  BE  CONSTRUED IN
ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF LOUISIANA AND SHALL BE RESOLVED IN THE STATE COURTS OF LOUISIANA FOR THE PARISH OF ORLEANS AND THE PARTIES HEREBY SUBMIT TO THE JURISDICTION OF SUCH COURT.

     10.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     10.11 REMOVAL, NAMES/MARKINGS. As soon as practicable after delivery, Buyer shall remove from the Vessel all identification and other markings indicating Seller as owner of the Vessel, including but not limited to, all logos, the current name of the Vessel, and any word, name, or phrase associated with the Seller or its parent, related, affiliated or subsidiary companies.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              OPI VESSELS, INC.

The Seller's address is:             By:  /s/ Stephen E. Becnel

P. O. Box 188                        Name: STEPHEN E. BECNEL

Morgan City, Louisiana 70381         Title: CONTRACT MANAGER


                              HORIZON VESSELS, INC.

The Buyer's address is:              By:  /s/ James K. Cole

2500 City West Blvd., Suite 2200     Name: JAMES K. COLE

Houston, Texas 77042                 Title: SENIOR VICE PRESIDENT


EXHIBIT "A"    Certificate of Delivery and Acceptance
EXHIBIT "B"    Bill of Sale
EXHIBIT "C"    Officer's Certificate
SCHEDULE "1"   Items Included in Sale



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 All the exhibits have been omitted from this filing and will be furnished to the Securities and Exchange Commission's staff upon request.